Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Monogram Orthopaedics Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, Benjamin Sexson, Chief Executive Officer of the Company, and I, Noel Knape, Chief Financial Officer of the Company, certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

4
Date: March 14, 2024

/s/ Benjamin Sexson
Chief Executive Officer
(principal executive officer)

/s/ Noel Knape
Chief Financial Officer
(principal financial officer)